Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following tables present selected unaudited pro forma condensed combined financial information of Zayo Group, LLC (co-issuer of the Notes) for the periods and as of the dates indicated. The following unaudited pro forma condensed combined financial information has been prepared giving effect to (i) the Electric Lightwave Acquisition, (ii) the Term Loan Amendment, (iii) the offering of the Notes hereby, and (iv) the use of proceeds from each of the foregoing as described in “Use of Proceeds.” The unaudited pro forma condensed combined financial information for the year ended June 30, 2016 is derived from (i) our audited historical consolidated financial statements for Fiscal 2016 and (ii) unaudited historical financial statements of Electric Lightwave for the twelve months ended June 30, 2016. The unaudited historical financial statements of Electric Lightwave for the twelve months ended June 30, 2016 were derived from the audited calendar year ended December 31, 2015 financial statements less the unaudited historical financial results for the six months ended June 30, 2015 and adding the unaudited historical financial results for the six months ended June 30, 2016.

The unaudited pro forma condensed combined financial information as of and for the three months ended September 30, 2016 is derived from (i) our unaudited historical condensed consolidated financial statements for the three months ended September 30, 2016 and (ii) unaudited historical financial statements of Electric Lightwave for the three months ended September 30, 2016.

For purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2016, we assumed that the Electric Lightwave Acquisition, the Term Loan Amendment, the offering of the Notes hereby, and the use of the proceeds from each of the foregoing as described in “Use of Proceeds” occurred on September 30, 2016. For purposes of the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 and the three months ended September 30, 2016, we assumed that the Electric Lightwave Acquisition, the Term Loan Amendment, the offering of the Notes hereby, and the use of proceeds from each of the foregoing as described in “Use of Proceeds” occurred on July 1, 2015.

The acquisition of Electric Lightwave will be accounted for as a business combination (in accordance with ASC 805—Business Combinations). As such, the pro forma adjustments reflect the addition of the estimated fair values of assets and liabilities of Electric Lightwave. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to, estimating future cash flows and determining the appropriate discount rate. The pro forma adjustments are based upon currently available information and certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the pro forma financial information and operating data. The pro forma financial information and operating data is for illustrative purposes only and may not be indicative of the results that actually would have occurred if we had engaged in these transactions on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial condition. The unaudited pro forma condensed combined financial information herein does not adjust for integration costs to be incurred in future periods, nor does it give effect to any potential cost reductions or other operating efficiencies that could result from the Electric Lightwave Acquisition, including but not limited to those associated with potential reductions of corporate overhead, eliminations of duplicate functions or increased operational efficiencies.

As of the date of this offering memorandum, we have not finalized the detailed valuation studies necessary to arrive at the required fair market values of Electric Lightwave’s assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. We have made certain pro forma adjustments to the historical book values of the assets and liabilities of Electric Lightwave to reflect certain preliminary estimates of the fair value of the net assets to be acquired, with the excess of the purchase price over the estimated fair values of Electric Lightwave’s acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once we have completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. We have performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in Electric Lightwave’s historical financial statements to our combined accounting policies and presentation. The review of the accounting policies is not yet complete and additional policy and presentation differences may be identified upon completion.

The selected unaudited pro forma condensed financial information should be read in conjunction with the accompanying notes thereto, the information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements as of and for the year ended June 30, 2016, included in the Fiscal 2016 10-K, and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2016, included in the Fiscal 2017 First Quarter 10-Q, each of which are incorporated by reference herein, and the audited consolidated financial statements as of and for the year ended December 31, 2015 of Electric Lightwave and the unaudited condensed consolidated financial statements of Electric Lightwave as of and for the three months and nine months ended September 30, 2016, all of which are included elsewhere in this offering memorandum.

Zayo Group, LLC

Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2016

(Unaudited)

	Zayo Group Historical(1)	Electric Lightwave 12 Months Ended June 30, 2016 (5)	Electric Lightwave Pro Forma Adjustments(2)		Pro Forma Adjustments for debt offerings(4)	Zayo Group Pro Forma as adjusted
	(in millions)
Revenue	$1,721.7	$561.8	$(6.9)	(a)(c)	$—	$2,276.6
Operating costs and expenses
Operating costs (excluding depreciation and amortization and including stock-based compensation)	578.7	193.0	(6.6)	(c)	—	765.1
Selling, general and administrative expenses (including stock-based compensation)	386.4	211.2	—		—	597.6
Depreciation and amortization	516.3	128.5	24.6	(b)	—	669.4
Total operating costs and expenses	1,481.4	532.7	18.0		—	2,032.1
Operating income	240.3	29.1	(24.9)		—	244.5
Other expenses
Interest expense	(220.1)	(51.8)	—		(22.6)	(294.5)
Loss on extinguishment of debt	(33.8)	—	—		—	(33.8)
Foreign currency loss on intercompany loans	(53.8)	—	—		—	(53.8)
Other (expense)/income, net	(0.3)	0.7	—		—	0.4
Total other expenses, net	(308.0)	(51.1)	—		(22.6)	(381.7)
(Loss/)income from operations before income taxes	(67.7)	(22.0)	(24.9)		(22.6)	(137.2)
Provision/(benefit) for income taxes(3)	8.5	—	(18.3)		(8.8)	(18.6)
Net (loss)/income	$(76.2)	$(22.0)	$(6.6)		$(13.8)	$(118.6)

Zayo Group, LLC

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2016

(Unaudited)

	Zayo Group Historical(1)	Electric Lightwave Historical(1)	Electric Lightwave Pro Forma Adjustments(2)		Pro Forma Adjustments for debt offerings(4)	Zayo Group Pro Forma as adjusted
	(in millions)
Revenue	$504.9	$134.4	$(1.7)	(a)(c)	$—	$637.6
Operating costs and expenses						—
Operating costs (excluding depreciation and amortization and including stock-based compensation)	173.8	46.2	(1.6)	(c)	—	218.4
Selling, general and administrative expenses (including stock-based compensation)	105.6	50.4	—		—	156.0
Depreciation and amortization	138.5	32.7	5.9	(b)	—	177.1
Total operating costs and expenses	417.9	129.3	4.3		—	551.5
Operating income	87.0	5.1	(6.0)		—	86.1
Other expenses
Interest expense	(53.3)	(13.5)	—		(5.2)	(72.0)
Foreign currency loss on intercompany loans	(11.2)	—	—		—	(11.2)
Other (expense)/income, net	(0.2)	0.1	—		—	(0.1)
Total other expenses, net	(64.7)	(13.4)	—		(5.2)	(83.3)
Income/(loss) from operations before income taxes	22.3	(8.3)	(6.0)		(5.2)	2.8
Provision/(benefit) for income taxes(3)	6.6	0.1	(5.6)		(2.0)	(0.9)
Net income/(loss)	$15.7	$(8.4)	$(0.4)		$(3.2)	$3.7

Notes to the Unaudited Condensed Combined Statements of Operations for the three months ended September 30, 2016 and year ended June 30, 2016.

(1)                                 The “Zayo Group Historical” columns reflect the Company’s historical operating results for the three months ended September 30, 2016 and for the year ended June 30, 2016. The “Electric Lightwave Historical” column reflects Electric Lightwave’s historical operating results for the three months ended September 30, 2016. Electric Lightwave’s historical financial results of operations for the twelve months ended June 30, 2016 were derived by taking Electric Lightwave’s audited historical financial statements for the twelve months ended December 31, 2015, deducting the unaudited historical financial results for the six months ended June 30, 2015 and adding Electric Lightwave’s unaudited historical financial results for the six month ended June 30, 2016.

(2)                                 The “Electric Lightwave Pro Forma Adjustments” column reflects the following adjustments:

(a)           A reduction of $0.1 million and $0.3 million to pro forma revenue recognized during the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively,

resulting from estimated purchase accounting adjustments to the acquired deferred revenue balance.

(b)                                 A reduction of $5.9 million and $24.6 million during the three months ended September 30, 2016 and year ended June 30, 2016, respectively, to historical depreciation and amortization expense based on the estimated fair value and useful lives of acquired tangible and customer relationship assets, based on preliminary estimates. The Company’s preliminary estimate of the acquisition date fair value of the acquired customer relationship is $307.7 million. The pro-forma adjustment associated with the amortization of the customer relationship value assumes this intangible asset will be amortized ratably on a straight-line basis over a period of 20 years. The Company’s preliminary estimate of the acquisition date fair value of the acquired property and equipment is $426.0 million which represents a 10% increase to the acquisition date book value on the Electric Lightwave historical balance sheet. The pro-forma adjustment associated with the depreciation of the property and equipment assumes an estimated 10% increase to the historical depreciation expense recorded by Electric Lightwave.

(c)                                  During the pro forma periods presented, the Company and Electric Lightwave have entered into transactions which have been reflected in their respective historical statements of operations as revenue and operating costs. Had the Electric Lightwave Acquisition been consummated on July 1, 2015, these transactions would have been eliminated in consolidation. The “Electric Lightwave Pro Forma Adjustments” column included a reduction to revenue and operating costs of $1.6 million and $6.6 million for the three months ended September 30, 2016 and the twelve months ended June 30, 2016, respectively, related to the elimination of transactions between the two companies.

(3)                                 The income tax expense for each of the Pro Forma Adjustments columns has been adjusted to reflect an assumed effective tax rate of 39%. This includes the recording of an income tax benefit for the three months ended September 30, 2016 and the twelve months ended June 30, 2016 of $3.2 million and $8.6 million, respectively, as Electric Lightwave historically recorded a valuation allowance against all tax net operating losses.

(4)                                 In connection with the Electric Lightwave Acquisition, the Company will refinance Electric Lightwave’s existing indebtedness, enter into the Term Loan Amendment and the Incremental Term Loan, effect the Term Loan Repayment, and consummate the offering of the Notes hereby to finance the acquisition. The Company anticipates net proceeds from the Incremental Term Loan after giving effect to the Term Loan Repayment to be approximately $662.6 million and $800.0 million of proceeds from the Notes offered hereby (collectively the “New Indebtedness”). The Company anticipates the effective interest rate on the combined New Indebtedness, inclusive of interest expense associated with the amortization of an anticipated 0.25% discount on the term loan and debt issuance costs, to be approximately 5.1%. The Company anticipates that debt issuance costs associated with the New Indebtedness to be approximately $27.9 million and that the New Indebtedness will be issued at an estimated aggregate discount of $6.3 million. If the Company had entered into this New Indebtedness on July 1, 2015, the combined companies would have recognized an additional $5.2 million and $22.6 million of interest expense during the three months ended September 30, 2016 and year ended June 30, 2016, respectively. These adjustments are reflected in the “Pro Forma Adjustments for Debt Offerings” column. The pro-forma adjustments to interest expense assume an interest rate on the Incremental Term Loans to be at LIBOR plus 2.75% with a minimum LIBOR rate of 1% and the interest rate on the Notes to be 5.75%. A change in these anticipated interest rates of 0.125% would result in an additional increase or decrease of $1.1 million and $4.1 million during the three months ended September 30, 2016 and year ended June 30, 2016, respectively.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

	Zayo Group, LLC Historical	Electric Lightwave Historical(1)		Electric Lightwave Pro Forma Adjustments(2)		Pro Forma Adjustments for Debt Offerings(3)		Zayo Group Pro Forma as adjusted
	(in millions)
Assets
Current assets
Cash and cash equivalents	$192.3	$3.2		$(1,419.6)	(2)(a)	$1,428.4	(2)(a)	$204.3
Trade receivables, net	148.4	41.2		—		—		189.6
Prepaid expenses	62.7	10.7		—		—		73.4
Other assets	7.4	7.4		—		—		14.8
Total current assets	410.8	62.5		(1,419.6)		1,428.4		482.1
Property and equipment, net	4,169.1	386.3		39.7	(2)(b)	—		4,595.1
Intangible assets, net	921.3	14.2	(1)(a)	293.5	(2)(c)	—		1,229.0
Goodwill	1,210.6	317.0		317.0	(2)(d)	—		1,853.5
Other assets	114.6	71.1	(1)(a)	—		—		185.7
Total assets	$6,826.4	$851.1		$(760.5)		$1,428.4		$8,345.4
Liabilities and member’s equity
Current liabilities
Current portion of long-term debt	—	6.7		(6.7)	(2)(f)	25.0	(2)(a)	25.0
Revolving credit facility	—	35.0		(35.0)	(2)(f)	—		—
Accounts payable	56.1	18.8		—		—		74.9
Accrued liabilities	256.5	49.5		—		—		306.0
Accrued interest	64.6	4.7		(4.7)	(2)(f)			64.6
Capital lease obligations, current	5.9	1.4		—		—		7.3
Deferred revenue, current	126.8	16.7		(0.8)	(2)(e)	—		142.7
Total current liabilities	509.9	132.8		(47.2)		25.0		620.5
Long-term debt, non-current	4,088.1	748.8	(1)(c)	(748.8)	(2)(f)	1,403.4	(2)(a)	5,491.5
Indebtedness to related parties	—	13.2		(13.2)	(2)(f)	—		—
Capital lease obligations, non-current	46.0	2.4	(1)(c)	—		—		48.4
Deferred revenue, non-current	823.1	20.0	(1)(b)	(1.0)	(2)(e)	—		842.1
Deferred income taxes, net	51.6	12.8		(34.7)	(2)(g)	—		29.7
Other long-term liabilities	67.2	5.5	(1)(b)	—		—		72.7
Total liabilities	5,585.9	935.5		(844.9)		1,428.4		7,104.9
Member’s equity
Common Stock	—	364.5		(364.5)	(2)(h)	—		—
Additional paid-in capital	—	382.2		(382.2)	(2)(h)	—		—
Common stock warrants	—	55.7		(55.7)	(2)(h)	—		—
Member’s interest	1,798.6	—				—		1,798.6
Accumulated other comprehensive income	1.2	—		—		—		1.2
Accumulated deficit	(559.3)	(886.8)		886.8	(2)(h)			(559.3)
Total member’s equity	1,240.5	(84.4)		84.4				1,240.5
Total liabilities and member’s equity	$6,826.4	$851.1		$(760.5)		$1,428.4		$8,345.4

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016.

(1)                                 Represents the historical unaudited balance sheet of Electric Lightwave as of September 30, 2016 adjusted to be consistent with the presentation of the Company’s historical balance sheet. The most significant adjustments include:

(a)                                 Reclassification of Customer installation costs of $68.3 million from “Intangible assets, net” to “Other assets;”

(b)                                 Reclassification of deferred revenue of $20.0 million included in “Other long-term liabilities” to “Deferred revenue, non-current;” and

(c)                                  Reclassification of $2.4 million Capital lease obligations included in “Long-term debt, non-current” to “Capital lease obligations, non-current.”

(2)                                 The “Electric Lightwave Pro Forma Adjustments” column includes adjustments deemed necessary to record the acquisition and includes the following:

(a)                                 A reduction to the cash and cash equivalents balance of $1,419.6 million to reflect the cash proceeds to be used in acquiring Electric Lightwave.

(b)                                 An increase of $39.7 million to property and equipment to reflect the Company’s preliminary estimates of the fair value of property and equipment acquired.

(c)                                  An increase to the intangible asset balance of $293.5 million to reflect the Company’s preliminary estimate of the fair value of customer relationships and other intangible assets acquired.

(d)                                 An increase of $317.0 million to the goodwill balance to reflect the excess of purchase consideration paid over the preliminary fair value of assets acquired and liabilities assumed in the Electric Lightwave acquisition.

(e)                                  A reduction of $1.8 million to the deferred revenue balance to reflect the Company’s preliminary estimate of the fair value of the acquired deferred revenue obligation.

(f)                                   A reduction to remove the historical debt and accrued interest balances which will be extinguished in connection with the acquisition.

(g)                                  A reduction of $34.7 million to the net deferred income tax liability to reflect the Company’s anticipated ability to utilize net operating loss carryforwards and other deferred tax assets that were previously reserved for by Electric Lightwave as well as an offsetting deferred tax liability of the aforementioned purchase accounting adjustments to the acquired intangible assets and PP&E.

The tax effect of estimated incremental temporary differences acquired from the acquisition that give rise to significant portions of the combined companies deferred tax assets and deferred tax liabilities are as follows (in millions):

Deferred income tax assets acquired:
Net operating loss carryforwards	$162.7
Accrued Liabilities	19.8
Allowance for Doubtful Accounts	1.2
Total deferred income tax assets acquired	183.7
Deferred income tax liabilities acquired:
Intangibles	(123.0)
Property and equipment	(38.8)
Total deferred income tax liabilities acquired	(161.8)
Net deferred income tax assets acquired	$21.9

(h)                                 A reduction to remove the historical equity balances of the acquired equity.

Note: The purchase allocations, discussed above, are preliminary pending the Company’s completion of its acquisition accounting procedures associated with valuing the net assets acquired which will include an independent valuation of identified tangible and intangible assets acquired.

(3)                                 The “Pro Forma Adjustments for Debt Offerings” column reflects the following:

(a)                                 The principal amount of the New Indebtedness of $1,462.6 million net of costs associated with the issuance of the New Indebtedness of $27.9 million and an aggregate discount on the New Indebtedness of $6.3 million and an increase to cash of $1,428.4 million associated with the net proceeds from the New Indebtedness.